Exhibit 5.01

July 10, 2020

Amyris, Inc.
5885 Hollis Street, Ste. 100
Emeryville, California 94608
Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 filed by Amyris, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on or about July 10, 2020 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 10,485,464 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), subject to issuance by the Company upon the exercise or vesting of (a) equity awards granted or to be granted under the Company’s 2020 Equity Incentive Plan, as amended (the “2020 EIP”) or (b) purchase rights granted or to be granted under the Company’s 2010 Employee Stock Purchase Plan, as amended (the “2010 ESPP”).

In connection with our opinion expressed below we have examined originals or copies of the Company’s Restated Certificate of Incorporation, as amended (the “Certificate”) and the Company’s Restated Bylaws (the “Bylaws”), the 2020 EIP and 2010 ESPP and the forms of award agreements and subscription agreement thereunder, respectively, certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Certificate and the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or equity plans of the Company, to enable the Company to issue and deliver all of the shares of Common Stock pursuant to the Registration Statement and the prospectus contained in the Registration Statement (the “Prospectus”).

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Delaware General Corporation Law.

Based upon the foregoing, we are of the opinion that the 10,485,464 shares of Common Stock to be issued and sold by the Company upon the exercise or vesting of (a) equity awards granted or to be granted under the 2020 EIP or (b) purchase rights granted or to be granted under the 2010 ESPP, when issued, sold and delivered in accordance with the 2020 EIP or 2010 ESPP, as applicable, and award or purchase agreements entered or to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, nonassessable and fully paid.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with sale of the Common Stock to be sold by the Company pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP
/s/ Fenwick & West LLP